UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 28, 2006
United Development Funding III, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-127891 (1933 Act)	20-3269195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1702 N. Collins Boulevard, Suite 100, Richardson, Texas
75080
(Address of principal executive offices)
(Zip Code)
(214) 370-8960
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement
     On July 28, 2006, United Development Funding III, L.P. (the “Partnership”) originated a loan to Centurion Acquisitions, L.P., an unaffiliated Texas limited partnership (“Borrower”), in the principal amount of $2,454,625. The Partnership funded $1,300,000 on July 28, 2006 and will advance an additional $650,000 of its commitment within 90 days thereafter. In addition to this total funding commitment of $1,950,000, the loan provides for a $425,000 interest reserve and the payment of fees and closing costs by Borrower. The outstanding principal amount bears interest at a rate equal to 15% per annum accrued and compounded monthly. Payments equal to the amount of the accrued interest on the outstanding principal balance of the loan shall be due and payable on the first day of each month and shall be funded through the interest reserve, and the outstanding principal balance of the loan, together with all accrued, unpaid interest thereon and other unpaid amounts due under the loan, shall be due and payable on the maturity date, January 31, 2008.
     The loan is secured by an assignment of the general and limited partnership interests in a partnership that develops single family residential lots located in Denton and Wise counties, Texas, part of the northern Fort Worth market area.
     In consideration for the $1,950,000 funding commitment, Borrower paid the Partnership a commitment fee in the amount of $71,250, which will be amortized into income over the life of the loan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2006	United Development Funding III, L.P.

	By:	UMTH Land Development, L.P. Its General Partner

		By:	/s/ Jeff W. Shirley

Jeff W. Shirley President and Chief Executive Officer of UMTH Land Development, L.P.

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